STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of June 17, 2005, is entered into by and between the undersigned stockholders of Trace Genetics, Inc., a California corporation (collectively, the "Shareholders") and DNAPrint genomics, Inc. (the "Buyer").

                                    RECITAL:

      The Shareholders desire to sell, and the Buyer desires to buy, all of the issued and outstanding shares of capital stock (the "Shares") of Trace Genetics, Inc., a California corporation (the "Company") on the terms and conditions set forth in this Agreement.

      THEREFORE, the Shareholders and the Buyer agree as follows:

      1. SALE AND PURCHASE OF SHARES.

            (a) Transfer of Shares. The Shareholders agree to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase and accept from the Shareholders, at the Closing (as defined below), all of the Shares.

            (b) Liabilities. The Shares shall be sold and conveyed to the Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever (collectively, "Liens", or individually, a "Lien").

            (c) Closing. The closing of the sale of the Shares (the "Closing") shall take place at the Buyer's office, at 10:00 a.m., local time, on the date that is five business days after the satisfaction of the last closing condition set forth in Section 6 or Section 7 of this Agreement, or such other date as may be mutually agreed upon by the parties hereto. For purposes of passage of title, risk of loss, allocation of expenses and other economic effects, the Closing, when completed, shall be deemed to have occurred at 12:01 a.m., local time, on the closing date (the "Effective Time").

      2. CONSIDERATION. As consideration for the purchase of the Shares, the Buyer shall cause to be issued an aggregate of 25,000,000 shares of the Buyer's common stock to the Shareholders in the amounts set forth on Exhibit "A." Additionally, the Buyer will issue options for the purchase of up to 5,000,000 additional shares of DNAPrint genomics, Inc. common stock at an exercise price of $0.02 per share, expiring five (5) years from the Closing, to the Shareholders in the amounts set forth on Exhibit "A."

      3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. In order to induce the Buyer to enter into this Agreement, the Shareholders, jointly and severally represent and warrant to the Buyer as follows:

            (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to own, operate and/or license and lease the Company Assets (as defined in Section 3(f)) and to conduct its business as presently conducted. The Company is not required to qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 3(d)) on the Company.

            (b) Authority. The Shareholders have all requisite power and authority to execute and deliver this Agreement and the other documents, certificates and instruments contemplated hereby (collectively with the Agreement, the "Transaction Documents") to which they are a party and to perform the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Shareholders are a party have been duly executed and delivered by the Shareholders and constitute a valid and binding obligation of the Shareholders, enforceable against them in accordance with their terms.

            (c) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, of which 10,000,000 shares are issued and outstanding. Schedule 3(c) sets forth a complete and accurate list of
(i) all shareholders of the Company, indicating the number of shares held by each shareholder, (ii) all holders of options and warrants and other rights to acquire shares of capital stock of the Company ("Rights"), including the number of shares subject to each Right, and (iii) all of the Company's stock plans. All of the issued and outstanding shares are, and all shares that may be issued prior to the Effective Time upon exercise of Rights will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of the Company other than as listed in Schedule 3(c). All of the outstanding shares and Rights were issued in compliance with applicable federal and state securities laws.

            (d) Effect of Agreement. Except as disclosed on Schedule 3(d), the execution, delivery and performance by the Shareholders of the Transaction Documents do not and will not: (a) conflict with the Articles of Incorporation or Bylaws of the Company; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Shareholders, the Company or the Company Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, the Company Assets, liabilities, results of operations or condition, financial or otherwise (in any such case, a "Material Adverse Effect") of the Company or impair the ability of the Shareholders to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the Company Contracts (as defined below) or any contract binding upon the Shareholders; (d) create any Lien of any kind on any of the Company Assets; or
(e) require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of the Company or the Shareholders. The matters described on Section 3(d) are referred to as the "Shareholders Required Consents." The Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Transaction Documents and to perform the Shareholders' obligations thereunder.

            (e) Financials; Records. Attached hereto as Schedule 3(e) are true and complete copies of the balance sheets, statements of operations, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 2004, December 31, 2003, December 31, 2002 and the most recent available financial statements for fiscal 2005 (collectively, the "Company Financial Statements"). The Company Financial Statements (a) are true, complete and correct in all material respects; (b) are in accordance with the books and records of the Company; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of the Company as of the respective dates thereof, and the results of operations for the periods then ended in accordance with generally accepted accounting principles (with the following exceptions: (i) accumulated appreciation and depreciation expense are calculated and reflected on a tax basis; (ii) no statement of cash flows is presented; and
(iii) no financial statement footnotes are presented), applied on a consistent basis throughout the periods involved. The Company has no liability or obligation that is not reflected or reserved against on its balance sheet as of July 8, 2005 (the "Company Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business since the date of the Company Balance Sheet (none of which may reasonably be expected to have a Material Adverse Effect on the Company). The records of the Company are true, accurate and complete in all material respects and have been maintained on a consistent basis.

            (f) Title to and Sufficiency of Assets and Other Property. Set forth on Schedule 3(f) is a true and complete list of all material inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible or intangible personal property of every kind owned by the Company or used in connection with its business (the "Company Assets"). The Company has good and marketable title to all of the Company Assets, free and clear of all Liens of every kind except for Liens for current taxes not yet due and payable and except as disclosed on Schedule 3(f). The Company Assets constitute all of the assets of any nature required to operate the Company's business in the manner presently operated by the Company. The Company Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of the Company's business and (c) are free from material defects.

            (g) Real Property. The Company owns no real property and leases the property described on Schedule 3(g).

            (h) Contracts and Leases. Schedule 3(h) lists all contracts, commitments, agreements, understandings, obligations, whether written or oral (including, without limitation, agreements for the borrowing of money or the extension of credit that involve a commitment or expenditure by, or revenue to, the Company in excess of $1,000, and agreements with employees, consultants and other contractors), leases and licenses, whether written or oral, to which the Company is party or by which the Company or the Company Assets are bound (collectively, the "Company Contracts"). Each of the Company Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults on the part of the Company or any other party to the Company Contracts, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the Company Contracts. The execution, delivery and performance of the Transaction Documents do not and will not, with respect to any Company Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the Shareholders' Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

            (i) Receivables. Attached hereto as Schedule 3(i) hereto is a true, complete and accurate detailed listing of all accounts receivable of the Company (the "Company Receivables"). The Company Receivables are, and will be at the Effective Time, legal, valid and binding obligations that arose in the ordinary course of business, and are, and will be at the Effective Time, collectible at 90% of face value. The Shareholders have made available to the Buyer complete and correct copies of all instruments, documents and agreements evidencing such Company Receivables, including, without limitation, an aging schedule related to the Company Receivables.

            (j) Intellectual Property. Schedule 3(j) hereto sets forth a complete and correct list of (i) all patents, trademarks, trade names (including all federal and state registrations pertaining thereto, or applications for such registrations and a description of the status of such applications), proprietary databases and registered copyrights owned by Company (collectively with all unregistered copyrights, the "Company Proprietary Intellectual Property"), and
(ii) all patents, trademarks, trade names, copyrights, software, technology and processes used by the Company in its businesses which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "Company Licensed Intellectual Property," and together with the Company Proprietary Intellectual Property referred to as "Company Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the Company Proprietary Intellectual Property is valid and in full force and effect. The Company owns, or has the right to use pursuant to valid and effective agreements, all Company Intellectual Property, and the consummation of the transactions contemplated hereby will not materially impair any such rights. No claims are pending against the Company by any person with respect to the use of any Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on the Company, and, to the Shareholders' knowledge, the current use by the Company of the Intellectual Property does not in any material respect infringe upon the rights of any third party. Schedule 3(j) sets forth a list of all jurisdictions in which the Company is operating under a trade name, and each jurisdiction in which any such trade name is registered.

            (k) Company Software. Schedule 3(k) hereto sets forth a true and complete list of all software used by the Company or its employees in connection with the business of the Company (the "Company Software"). The Company has been granted under the license agreements relating to the Company Software valid and subsisting license rights with respect to all software comprising the Company Software, and such rights are sufficient in all respects to conduct the business of the Company as presently conducted and as currently proposed to be conducted. The Company is in compliance with each of the terms and conditions of each of such license agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on Company. Except as disclosed on Schedule 3(k), in the case of any commercially available "shrink-wrap" software programs (such as Microsoft Word), the Company has not made and is not using any unauthorized copies of any such software programs, and none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies. Except as disclosed on Schedule 3(k), there have been no problems experienced by the Company in the past twelve (12) months with respect to the Company Software, or the related computer hardware used by the Company in its operations which have arisen outside the ordinary course of business and would have a Material Adverse Effect on Company.

            (l) Litigation. Except as disclosed on Schedule 3(l), there are no claims, actions, suits or investigations pending, or to the knowledge of the Shareholders, threatened, against the Shareholders, the Company or its business or affecting the Company Assets.

            (m) Compliance with Laws; Permits. There is not outstanding or, to the knowledge of the Shareholders, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving the Company or its business or the Company Assets. The Company is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the Company Assets and operation of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the Company Assets, all of which are described on Schedule 3(m) (the "Company Permits"). The Company is not in violation of any of the Company Permits, and no proceedings are pending or, to the knowledge of the Shareholders, threatened to revoke or limit any Company Permit.

            (n) Taxes. The Company has properly completed and timely filed all federal, state, local and foreign tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed, and the Company has paid in full or made adequate provision in the Company Financial Statements for all amounts shown to be due thereon. The Company is not delinquent in the payment of any tax assessment or other governmental charge (including, without limitation, withholding taxes). The Company has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. The Shareholders know of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and the Company knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any tax. The Company is not and has never been a member of an affiliated or consolidated group or combined group or combined group of corporations. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

            (o) Insurance. Schedule 3(o) describes all insurance policies maintained by the Company with respect to its business and the Company Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

            (p) Employment and Labor Matters. Other than as reflected on the attached Schedule 3(p), no Company employees have entered into employment or other agreements regarding compensation with the Company. No employees of the Company have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the knowledge of the Shareholders, threatened against the Company or its business. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against the Company pending or, to the knowledge of the Shareholders, threatened. Upon termination of the employment of any employees, neither the Company, the Shareholders nor the Buyer will by reason of the Closing or anything occurring prior to the Effective Time be liable to any of such employees for severance pay or any other payments. Set forth on Schedule 3(p) is a true and complete list of all current directors, officers, employees or consultants of the Company, including, in each case, name, current job title, base salary, bonus potential, commissions, and termination obligations.

            (q) Employee Benefits. Except as set forth on Schedule 3(q) to this Agreement, the Company does not have in force any bonus, stock option, employee welfare, pension or profit sharing plan or any other written or oral employee benefit arrangement, agreement or understanding. A summary of the terms of each such plan, agreement or understanding is set forth on Schedule 3(q) indicating as to each whether it is a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended. Each such "qualified" employee welfare, pension or profit sharing plan, if any, has since its adoption been a "qualified plan" within the meaning of the Internal Revenue Code of 1986, as amended. Each such plan, trust or agreement has been operated substantially in accordance with its provisions and in compliance with the rules and regulations applicable to such plan, trust or agreement, including but not limited to rules, regulations and reporting requirements promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, and the Department of Treasury pursuant to the Employment Retirement Income Security Act of 1974 ("ERISA") or the Internal Revenue Code and the Equal Employment Opportunity Commission pursuant to the Age Discrimination in Employment Act. There is no material accumulated funding deficiency within the meaning of ERISA or any liability (including but not limited to any withdrawal liability) to any such plan, trust or agreement, or to the Pension Benefit Guaranty Corporation established under ERISA in connection with any such plan, trust or agreement. There has been no prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and as defined in Section 406 of ERISA) by any such plan, trust or agreement, or by any trustee or administrator thereof, that would subject the Company or any such plan, trust or agreement, or any party dealing with any such plan or agreement, to any tax or penalty on prohibited transactions imposed by said
Section 4975, nor has there been any failure to comply with the provisions of Title I of ERISA that would subject the Company, or any such plan, trust or agreement, any trustee or administrator thereof, or any party dealing with such plan, trust or agreement to any fine, penalty, tax or liability. True and complete copies of each such written plan, trust, or agreement have previously been delivered to the Buyer.

            (r) Absence of Changes. Except as disclosed on Schedule 3(r), since January 1, 2005, the Company has conducted the operations of its business only in the ordinary course, and has not:

                  (i) Suffered any damage to any Company Asset, whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company;

                  (ii) Sold or disposed of any Company Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company;

                  (iii) Made any general wage increase for its employees as a group other than in the ordinary course of business;

                  (iv) Amended or terminated any Company Contract;

                  (v) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

                  (vi) Introduced any new method of management, operations or accounting;

                  (vii) Suffered any adverse change in condition (financial or otherwise), or any other event, that might reasonably be expected to have a Material Adverse Effect on the Company; or

                  (viii) Agreed, whether in writing or otherwise, to take any action described in this Section 3(r).

            (s) Related Party Transactions. Except as set forth on Schedule 3(s), the Company Contracts do not include any agreement with or any other commitment to (i) any officer or director of the Company; (ii) any person related by blood or marriage to any such officer or director; or (iii) any corporation, partnership, trust or other entity in which the Company or any such officer, director or related person has an equity or participating interest, and no such other agreement or commitment exists.

            (t) Inventory. The inventory of the Company consists of finished products, supplies, and parts, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Company Balance Sheet.

            (u) Subsidiaries. The Company has no wholly owned or partially owned subsidiaries.

            (v) Brokers' Fees. The Shareholders have not retained any broker, finder or agent, nor have the Shareholders incurred any liability or obligation, nor will they, or anyone on their behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (w) Disclosure. No representation, warranty or statement made by the Shareholders in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedule, or any other document, certificate or other instrument furnished or to be furnished to the Buyer by or on behalf of the Shareholders at or prior to the Closing pursuant to this Agreement, contain or will contain any untrue statement of a material fact, or omit to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a Material Adverse Effect on the Company or the Shareholders, that has not been set forth in this Agreement or the Schedules hereto.

      4. REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce the Shareholders to enter into this Agreement, the Buyer represents and warrants to the Shareholders as follows:

            (a) Authority. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. Each of the Transaction Documents to which the Buyer is a party has been duly executed and delivered by it and each constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

            (b) Effect of Agreement. Except as disclosed on Schedule 4(b), the execution, delivery and performance of the Transaction Documents to which the Buyer is a party do not and will not: (a) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Buyer, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Buyer or impair the ability of the Buyer to consummate the transactions contemplated by this Agreement; (b) constitute a breach or default under any contracts binding on the Buyer; (c) require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of the Buyer. The matters described on Schedule 4(b) are referred to as the "Buyer Required Consents."

            (c) Litigation. Except as disclosed on Schedule 4(c), there are no claims, actions, suits or investigations pending, or to the knowledge of the Buyer, threatened, against the Buyer or its assets.

            (d) Brokers' Fees. The Buyer has not retained any broker, finder or agent, nor has the Buyer incurred any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (e) Disclosure. No representation, warranty or statement made by the Buyer in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedule, or any other document, certificate or other instrument furnished or to be furnished to the Shareholders by or on behalf of the Buyer at or prior to the Closing pursuant to this Agreement, contain or will contain any untrue statement of a material fact, or omit to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a material Adverse Effect on the Buyer, that has not been set forth in this Agreement or the Schedules hereto.

      5. COVENANTS OF THE PARTIES.

            (a) Conduct of Business. Between the date of this Agreement and the Effective Time, except as disclosed on Schedule 5(a), the Shareholders shall, and shall cause the Company to:

                  (i) Conduct the operations of the Company's business in the normal and customary manner in the ordinary course of business;

                  (ii) Maintain the Company Assets in good operating order,
            repair and condition;

                  (iii) Keep in full force and effect the insurance described in
            Section 3(o);

                  (iv) Perform all of its obligations under all Company
            Contracts and not amend any provision thereof other than amendments that involve a commitment or expenditure, or revenue to the Company, of less than $5000.00;

                  (v) Use their best efforts to preserve the Company's
            organization intact and maintain its relationships with its employees, suppliers and customers;

                  (vi) Promptly advise the Buyer of any adverse change in the condition (financial or otherwise) of the Company's business or the Company Assets;

                  (vii) Promptly advise the Buyer of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

                  (viii) Not create or permit to exist any Lien of any kind with respect to any of the Company Assets, except for liens in effect as of the date of this Agreement and disclosed on the Schedules hereto;

                  (ix) Not sell or dispose of any of the Company Assets, except dispositions of inventory in the ordinary course of business;

                  (x) Promptly advise the Buyer of any change in the list of employees referred to in Section 3(p) or in the compensation payable to any such employee; and

                  (xi) Not make any capital improvement or expenditure without the prior consent of the Buyer, other than improvements or expenditures in the ordinary course of business in amounts of less than $5,000;

            (b) Access and Information. Upon reasonable advance notice, the Shareholders shall permit the Buyer and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of the Company. The Shareholders shall furnish to the Buyer and its representatives all information concerning the Company, the Company Assets or the Company's business as the Buyer may request. The Shareholders shall permit and facilitate communications between the Buyer and the Company's suppliers, customers, landlords and other persons having relationships with the Company.

            (c) No Other Solicitations. Until the earliest of (i) the Effective Time, (ii) the date on which the Buyer advises the Shareholders in writing that the Buyer does not wish to proceed with the transactions contemplated hereby, or
(iii) 120 days from the date of this Agreement, the Shareholders shall not, and the Shareholders shall cause each of the Company's officers, directors, employees, representatives and agents or affiliates of such officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the capital stock of the Company, its business, or any of the Company Assets. The Shareholders shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described above.

            (d) Employment Agreements. The Shareholders shall use their best efforts to cause the employees of the Company set forth on Schedule 5(d) (the "Key Employees") to enter into commitments reasonably acceptable to the Buyer to continue employment with the Company after the Closing Date.


            (e) Tax Matters. The parties shall take such steps and execute such documents and instruments as may be reasonably required to make a valid election under Section 338(h)(10) of the Internal Revenue Code.

            (f) Further Assurances. From and after the Closing Date, the parties shall take such steps and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

            (g) Confidentiality. In recognition of the confidential nature of certain of the information which will be exchanged by the parties, each of the Buyer and the Shareholders agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by the other party, and further agrees that it shall not use for its own benefit (other than in connection with the transactions contemplated by this Agreement) and shall not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of the Buyer and the Shareholders may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, the Buyer and the Shareholders shall take all precautions to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is legally necessary, to any regulatory authorities or governmental agencies; (b) if it is required by court order or decree or applicable law; (c) if it is ascertainable or obtained from public or published information; (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential; or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other party prior notice of the making of such disclosure and will use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of the Buyer and the Shareholders shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

      6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct on the Closing Date, and the Shareholders shall have duly performed and complied with all covenants required by this Agreement to be performed or complied with by him on or prior to the Closing.

            (b) Absence of Litigation. No action or proceeding shall be pending or threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of the Buyer to own the Shares or the right of the Company to own, operate or control the Company Assets or the Company's business after the Closing Date.

            (c) Absence of Change. Between the date of this Agreement and the Closing, no adverse change shall have occurred in the business, operations or financial or other condition of the Company, its business or the Company Assets, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the Company Assets.

            (d) Consents and Approvals. All (i) Company Required Consents, (ii) licenses, (iii) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (iv) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, including the operation of the Company's business by the Buyer, shall have been made or obtained or shall have occurred.

            (e) Compliance Certificate. The Shareholders shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in Sections 6(a) through 6(d) is satisfied in all respects.

            (f) Secretary's Certificate. The Shareholders shall have caused to be delivered to the Buyer a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying (i) the names of the Company's officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws of the Company attached thereto are true, correct and complete; and (iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect.

            (g) Legal Opinion. The Buyer shall have received an opinion of legal counsel to the Shareholders, dated as of the Effective Time, in the form of Exhibit A attached hereto.

            (h) Resignations. The Buyer shall have received resignations, duly executed, by all officers and directors of the Company, of their respective positions with the Company, effective as of the Effective Time.

            (i) Employment Agreements. The Buyer shall have received employment offer letters in form reasonably satisfactory to the Buyer, duly executed by the Key Employees.

            (j) Financials. The Buyer's accountant shall have determined that the Company's financial records are sufficient to permit the Buyer to prepare and file any statements required by the Securities Exchange Act of 1934.


            (k) Approvals. The Buyer shall have received all required government approvals and certifications for operation of the Company's business.

            (l) Due Diligence. The Buyer shall have completed its due diligence investigation, to its reasonable satisfaction; provided, however, that if the Buyer has not notified the Shareholders that this condition has not been satisfied as of the end of the 90th day after the date of this Agreement, such condition shall be deemed to have been waived.

            (m) Other Documents. The Buyer shall have received such other agreements, documents, and instruments as Buyer has reasonably requested to effect and evidence the consummation of the transactions contemplated by this Agreement.

      7. CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS. The obligations of the Shareholders to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date, and the Buyer shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

            (b) Compliance Certificate. The Buyer shall have delivered to the Shareholders a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that the condition specified in Section 7(a) is satisfied in all respects.

            (c) Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

            (d) Secretary's Certificates. The Shareholders shall have received a certificate of the Secretary of the Buyer, dated as of the Effective Time, in form and substance reasonably satisfactory to the Shareholders, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by the Buyer, as the case may be, or any of its officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws attached thereto are true, correct and complete

            (e) Other Documents. The Shareholders shall have received such other agreements, documents, and instruments as the Shareholders may have reasonably requested to effect and evidence the consummation of the transactions contemplated by the Agreement.

      8. INDEMNIFICATION.

            (a) General.

                  (i) The Shareholders shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Buyer or the Company ("Buyer Damages"):

                        (A) resulting from, or relating to any
                  misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Shareholders contained in this Agreement or any certificate delivered pursuant hereto;

                        (B) resulting from any failure of the Shareholders to
                  have good, valid and marketable title to the Shares, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

                        (C) resulting from any claim by any current or former
                  security holder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (I) ownership or a right to ownership of any shares of capital stock of the Company which is claimed to have arisen prior to the Closing; (II) any rights of a shareholder of the Company, including, without limitation, rights with respect to any option, preemptive rights or rights to notice or to vote, in each case with respect to capital stock of the Company owned or claimed to have been owned prior to the Closing; (III) any rights under the Articles of Incorporation or Bylaws of the Company as in effect at any time prior to the Closing; or (IV) any claim that his, her or its shares of the Company were wrongfully repurchased by the Company prior to the Closing.

                  (ii) The Buyer shall indemnify the Shareholders in respect of, and hold the Shareholders harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Shareholders ("Shareholders Damages" and collectively with the Buyer Damages, the "Damages"), resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement.

            (b) Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 8, the party entitled to indemnification (the "Indemnified Party") shall notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of the facts constituting the basis for such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 15 days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice. Notwithstanding the foregoing, the parties agree that the Indemnified Party shall not be entitled to make any claim or claims hereunder until the aggregate value of such claim or claims exceeds $5,000.

            (c) Right to Defend; Third-Party Claims. If the facts giving rise to any such indemnification right involve any actual or threatened claim or demand by any third party against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim." If the Indemnifying Party gives the Indemnified Party an agreement in writing, in form and substance reasonably satisfactory to counsel to the Indemnified Party, agreeing to indemnify and save the Indemnified Party harmless from all costs and liability arising from any Third-Party Claim, the Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it may choose. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Indemnified Party, (1) the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense or prosecution of the Third-Party Claim and in any and all settlement negotiations relating thereto, and (2) the Indemnified Party may contest or settle the Third-Party Claim on such terms at it may choose, although the Indemnified Party shall not reach a settlement until he has consulted in good faith with the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of his obligations to indemnify the Indemnified Party under this Section 8.

            (d) Escrow of Payments. With respect to any claims by the Buyer for indemnification under this Section 8, the Buyer may withhold issuance of any common stock under any option agreement to the Shareholders until such time as the indemnification claim is resolved.

            (e) Survival.

                  (i) The representations, warranties and covenants set forth in this Agreement (the "Representations") shall survive the Closing and the consummation of the transactions contemplated by this Agreement and continue until twelve months after the Effective Time (the "Termination Date"). If notice of a Claim is given in accordance with this Section 8 before the Termination Date, then the Representation applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim.

                  (ii) Notwithstanding the provisions of Section 8(e)(i) above, with respect to any Claims for indemnification by an Indemnified Person based on, arising from, resulting from or related to fraud or willful misrepresentation, the Representations shall survive the Termination Date and shall remain in force and effect for the duration of the applicable statute of limitations. All Representations shall be deemed to be material and relied upon by the party or parties to whom they were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties.

      9. TERMINATION.

            (a) Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i) By the mutual written consent of the parties;

                  (ii) By the Buyer (if it is not then in breach of any term of this Agreement), if the Shareholders: (A) fail to perform in any material respect the agreements contained herein required to be performed on or prior to the Closing, or (B) materially breach any of their representations or warranties contained herein, which failure or breach is not cured within ten (10) days after the Buyer shall have notified the Shareholders of its intent to terminate this Agreement pursuant to this subparagraph;

                  (iii) By the Shareholders (if they are not then in breach of any term of this Agreement), if the Buyer: (A) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing, or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten (10) days after the Shareholders have notified the Buyer of their intent to terminate this Agreement pursuant to this subparagraph;

                  (iv) By either party, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

            (b) Effect on Obligations. Termination of this Agreement pursuant to this Section 9 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10(a) (with respect to expenses), 10(b) (with respect to publicity), and 5(g) (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (ii) or (iii) of Section 9(a) hereof shall not relieve the defaulting or breaching party from any liability to the other party hereto.

      10. MISCELLANEOUS.

            (a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the sale of the Shares contemplated herein is consummated. No expense incurred herein shall constitute an expense of the Company.

            (b) Publicity. No party to this Agreement shall issue any press release or public disclosure relating to the subject matter of this Agreement or the terms hereof without the prior written approval of the parties.

            (c) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         If to Buyer:                     Copy to:
         -----------                      -------

         Richard Gabriel                  Robert C. Sanchez, Esq.
         DNAPrint genomics, Inc.          Thomas P. McNamara, P.A.
         900 Cocoanut Avenue              2909 Bay to Bay Boulevard, Suite 309
         Sarasota, FL 34236               Tampa, FL 33629
                                          (813) 837-0727

         If to Shareholders:              Copy to:
         ------------------               -------

         Ripan S. Malhi, Ph.D.            Randall S. Gross, Esq.
         Trace Genetics, Inc.             P.O. Box 1944
         4655 Meade St., Ste. 300         Danville, CA  94526
         Richmond, CA  94804

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

            (d) Governing Law. This Agreement shall be governed by the laws of the State of Florida.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

            (g) Headings. The headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

            (h) Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (i) Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, the illegal, invalid or unenforceable provision shall be fully severed from this Agreement, and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

            (j) Entire Agreement. This Agreement, and the Schedules and Exhibits hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

            (k) Risk of Loss. The risk of loss, damage or condemnation of any of the Company Assets from any cause whatsoever shall be borne by the Shareholders at all times prior to the Effective Time.

            (l) Best Efforts. Each party agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                                     DNAPrint genomics, Inc.



/s/ Ripan Malhi                        By: /s/ Richard Gabriel
-----------------------------              -----------------------------
Ripan Malhi                                Richard Gabriel, President


/s/ Jason Eshleman                     /s/ Dhanna Malhi
-----------------------------          ---------------------------------
Jason Eshleman                         Dhanna Malhi


/s/ Anand Chopra                       /s/ Harsha Malhi
-----------------------------          ---------------------------------
Anand Chopra                           Harsha Malhi


/s/ Manmohan Chopra                    /s/ Naginder Bains
-----------------------------          ---------------------------------
Manmohan Chopra                        Naginder Bains


/s/ Carol Eshleman                     /s/ Alan Eshleman
-----------------------------          ---------------------------------
Carol Eshleman                         Alan Eshleman


/s/ Saroj Davit                        /s/ Rajeev Davit
-----------------------------          ---------------------------------
Saroj Davit                            Rajeev Davit


/s/ Lenore Doran                       /s/ Terry Doran
-----------------------------          ---------------------------------
Lenore Doran                           Terry Doran


/s/ John McDonough                     /s/ Debra George
-----------------------------          ---------------------------------
John McDonough                         Debra George

                                    EXHIBIT A


1. Distribution of 25,000,000 shares of DNAPrint stock to Trace Genetics Shareholders.

      ---------------------------------------------------------
      Trace Genetics Shareholder           DNAPrint Stock to
                                                receive
      ---------------------------------------------------------
      Dhanna Malhi                            14,044,903
      ---------------------------------------------------------
      Harsha Malhi                             5,617,958
      ---------------------------------------------------------
      Manmohan Chopra                          1,685,389
      ---------------------------------------------------------
      Saroj and Rejeev Davit                   1,404,553
      ---------------------------------------------------------
      Naginder S. Bains                         561,791
      ---------------------------------------------------------
      Lenore and Terry Doran                    561,791
      ---------------------------------------------------------
      Carol Eshleman                            280,904
      ---------------------------------------------------------
      Alan Eshleman                             280,904
      ---------------------------------------------------------
      John McDonough                            280,904
      ---------------------------------------------------------
      Debra George                              280,904
      ---------------------------------------------------------

2. The warrant for 5,000,000 shares of DNAPrint stock at $0.02/share will be divided as follows:

      ---------------------------------------------------------
      Trace Genetics Shareholder          DNAPrint Options to
                                                receive
      ---------------------------------------------------------
      Ripan Malhi                              2,917,270
      ---------------------------------------------------------
      Jason Eshleman                           1,088,534
      ---------------------------------------------------------
      Anand Chopra                              348,331
      ---------------------------------------------------------
      Dhanna Malhi                              362,844
      ---------------------------------------------------------
      Harsha Malhi                              145,138
      ---------------------------------------------------------
      Manmohan Chopra                           43,541
      ---------------------------------------------------------
      Saroj and Rejeev Davit                    36,286
      ---------------------------------------------------------
      Naginder S. Bains                         14,514
      ---------------------------------------------------------
      Lenore and Terry Doran                    14,514
      ---------------------------------------------------------
      Carol Eshleman                             7,257
      ---------------------------------------------------------
      Alan Eshleman                              7,257
      ---------------------------------------------------------
      John McDonough                             7,257
      ---------------------------------------------------------
      Debra George                               7,257
      ---------------------------------------------------------

                                    EXHIBIT B

     Opinion Letter (delivered at closing)